U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                           SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ]  Preliminary Proxy Statement
[  ]  Confidential, for Use of the Commission Only (as permitted by
      Rule 14(a)- 6(e)(2))
[x ]  Definitive Proxy Statement
[  ]  Definitive Additional Materials
[  ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                             ALTERNET SYSTEMS, INC.
                  --------------------------------------------
                 (Name of Small Business Issuer in its charter)

                           CD Farber Law Corporation,
                Suite 2602 - 1111 Beach Ave Vancouver, BC V6E 1T9
                -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X]  No Fee Required
     [ ]  Fee Computed on table below per Exchange Act Rules 14a-
          6(I)(4) and 0-11.

      1.  Title of each class of securities to which transaction applies:
      -------------------------------------------------------------------

      2.  Aggregate number of securities to which transaction applies:
      ----------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      ---------------------------------------------------------------------

      4.  Proposed aggregate offering price:
      -----------------------------------------------------------



       5.  Total fee paid:
       ----------------------------------------------------------

      [  ]  Fee paid previously with preliminary materials.
      [  ]  Check box is any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1.  Amount previously paid:
       --------------------------------------------------------

       2.  Form, schedule, or registration statement number:
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       3.  Filing party:
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       4.  Date filed:
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Notes:

                             ALTERNET SYSTEMS, INC.
                        #610 - 815 West Hastings Street
                             Vancouver, BC  V6C 1B4

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD ON MONDAY, MAY 12, 2003

     Notice is hereby given that the Annual General Meeting of shareholders of Alternet Systems, Inc., a Nevada corporation (the "Company") will be held on May 12, 2003, at the offices of the Company, Suite 610 - 815 West Hastings Street, Vancouver, BC, V6C 1B4 at 2:00pm for the following purposes:

1. To elect the following six (6) nominees as Directors of the Company until the next Annual Meeting of shareholders and until their respective successors shall be elected and qualified: Michael Dearden, Griffin Jones, Patrick Fitzsimmons, Brandon Douglas, Greg Protti and Karim Lakhani;

2. To approve the appointment of LaBonte & Company as the Company's independent auditors for the new fiscal year commencing on January 1, 2003; and

3. To consider any other matter that properly may come before the meeting or any adjournment thereof.

        Shareholders of record as the close of business on April 28, 2002 will be entitled to vote at the meeting or any postponement or adjournment thereof.

        Please review the voting options on the attached proxy card and submit your vote promptly. If you attend the Annual Meeting, you may revoke your Proxy and vote in person if you desire to do so, but attendance at the Annual Meeting does not itself serve to revoke your Proxy. A copy of the Company's Annual Report for its fiscal year ended December 31, 2002 is enclosed herewith.

By order of the Board of Directors
April 28, 2003

/s/ Michael Dearden

Michael Dearden, President

                                PROXY STATEMENT

                             ALTERNET SYSTEMS, INC.
                        #610 - 815 West Hastings Street
                             Vancouver, BC  V6C 1B4

      This Proxy Statement is furnished to shareholders at the discretion and on behalf of the Board of Directors of Alternet Systems, Inc., a Nevada corporation (the "Company"), for the purpose of soliciting proxies for use at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company at 610 - 815 West Hastings Street, Vancouver, BC, V6C 1B4 on Monday, May 12, 2003 at 10:00am. The shares represented by the proxy will be voted in the manner specified in the proxy. To the extent that no specification is made as to the proposals set forth in the notice of meeting accompanying this Proxy Statement, the proxy will be voted in favour of such proposals. However, any proxy given pursuant to this solicitation may be revoked at any time before it is exercised by giving written notice of such revocation to the Secretary of the Company, by appearing at the meeting and voting in person, or by submitting a later dated proxy. A revocation that is not timely received shall not be taken into account, and the original proxy shall be counted.

     Shareholder proposals must be submitted to the Company not later than May 1, 2004 in order to be included in those matters considered at the next Annual
Meeting of this Company to be held in May 2004.    The cost of preparing,
assembling and mailing this Proxy Statement, the Notice of Annual Meeting of Shareholders and the accompanying Proxy is being borne by the Company. Brokers, dealers, banks or voting trustees, and their nominees, are requested to forward soliciting materials to the beneficial owners of shares and will be reimbursed for their reasonable expenses. This Proxy Statement and accompanying proxy will be mailed to shareholders on or before April 28, 2003.

                                   VOTING SECURITIES

     The record date of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders is the close of business on April 28, 2003. On such date, the Company will have 16,144,085 shares of $0.001 par value common stock issued and outstanding. Each share is entitled to one vote per share on any matter which may properly come before the meeting and there shall be no cumulative voting right on any shares. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock out-standing on the record date will constitute a quorum at the meeting. Votes withheld and abstentions will be counted in determining the presence of a quorum but will not be voted. Broker non-votes will not be counted in determining the presence of a quorum and will not be voted. Pursuant to applicable state law, there are no dissenter's or appraisal rights relating to the matters to be voted.

     All matters to be voted on require an affirmative vote of a majority of the votes present at the meeting. As management and other major shareholders, directly or indirectly, a majority of the outstanding shares as of the record date and intend to vote in favour of all proposals, it is anticipated that all proposals will pass.


                                   STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of April 28, 2003 (16,144,085 issued and outstanding) by (i) all shareholder's known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock;
(ii) each director; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

--------------------------------------------------------------------------------
                                                   Amount of
Title of            Name and Address of            Beneficial           Percent
Class               Beneficial Owner               Ownership(1)         of Class
--------------------------------------------------------------------------------
Common Stock        Michael Dearden
                    c/o 610 - 815 West Hastings
                    Vancouver, BC V6C 1B4           2,611,000            16.17%

Common Stock        Griffin Jones
                    1243 W. 20th Street
                    North Vancouver, BC V7P 2B8     2,550,000            15.80%

Common Stock        Patrick Fitzsimmons
                    #1406-151 E. Keith Road
                    North Vancouver, BC V7L 4M3     1,001,000             6.20%

Common Stock        Greg Protti
                    6405 Holly Park Drive
                    Ladner, BC  V4K 4W6               481,000             2.98%

Common Stock        Advanced Interactive Inc.       1,500,000             9.29%
                    718 - 1350 East Flamingo Rd.
                    Las Vegas, Nevada 89119
                                                    1,500,000             9.29%
                    Advanced Interactive (Canada) Inc.
                    2101 - 1177 West Hastings St.
                    Vancouver, BC V6E 2K3

Common Stock        Brandon Douglas
                    8173 Southgate Boulevard
                    North Waterdale
                    Florida 33068-1023                330,000             2.04%

Common Stock        Karim Lakhani
                    C/0 #2101 - 1177 W. Hastings
                    Vancouver, BC V6E 2K3                  (2)              (2)

Common Stock        Shares of all directors and
                    Executive officers as a group
                   (7 people)                       9,973,000            61.77%
--------------------------------------------------------------------------------

(1) Each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them. In the case of Michael Dearden, the shares attributed to him are in the registered ownership of Streamline Investment Inc. (a company of which he owns all of the issued and outstanding common shares). In the case of Griffin Jones, the shares attributed to him are in the registered ownership of Nahatlatch Capital Inc. (a company of which he owns all of the issued and outstanding common shares).

(2) Karim Lakhani is the President and Director of Advanced Interactive Inc. and Director of Advanced Interactive (Canada) Inc.


                             ELECTION OF DIRECTORS
                              EXECUTIVE OFFICERS

     The Company's Board of Directors is currently composed of six members.
The Company's Bylaws provide that Directors are to serve only until the next Annual Meeting of Shareholders or until their successors are elected and qualified. All of the six directors currently comprising the Board of Directors intend to stand for election again at the Meeting and Management recommends that shareholder vote in favour of their election. Additional persons may be nominated for the reasons outlined in (b) below.

     The Directors and Executive Officers of the Company are not a party to any material pending legal proceedings and, to the best of their knowledge, no such action by or against them has been threatened.

(a)     Officers and Directors.

Michael Dearden, President and Director

     Michael Dearden, age 47. Mr. Dearden has 25 years experience in sales and marketing, and for the past 15 years has focused specifically on corporate marketing and venture capital financing. Mr. Dearden was formerly a director of Americ Resources Corp., where he facilitated the company's merger with Rolland Virtual Business Systems ("RVBS") and a concurrent financing of $1,800,000. RVBS is a Montreal, Canada, based E-commerce software developer with approximately 30 employees.

Griffin Jones, Secretary, Treasurer and Director

     Griffin Jones, age 47. Mr. Jones has served as an Officer and Director with both private and public trading companies. Over the past 7 years he has assisted in securing financing of over $5,000,000 in industries such as high technology, industrial products and mining. Mr. Jones has worked in marketing management, finance and corporate relations for over 20 years.


Patrick Fitzsimmons, Director

     Pat Fitzsimmons, age 50. Mr. Fitzsimmons brings to the Company sales and management experience, gained from a 22-year career in the high-technology marketplace. Mr. Fitzsimmons has represented firms such as NCR, Timeplex, Rogers Cable, and Newbridge Networks, offering a wide range of technology solutions. His most recent position was Manager, Major Accounts, AT&T Canada, Vancouver B.C., Canada.

Greg Protti, Director

     Greg Protti, age 45. Mr. Protti has 17 years experience in the high technology sector. He has held sales and management positions in all segments of the high tech sector from SHL Systemhouse consultants to Regional Sales Manager for Merisel Canada, where he was responsible for running a $200 million in sales revenue territory in Western Canada. Mr. Protti was previously Regional Manager for Digidyne, Inc., in the VAR community, where he was responsible for hardware sales as well as managing a staff of contract personnel. He is currently the Vice President, Marketing for Sourcesmith Inc., a North Vancouver, B.C. software development company.

Karim Lakhani, Director

     Karim Lakhani, age 47.  Mr. Lakhani is a co-founder of AII Multimedia
Corp. He holds a Bachelor of Applied Science in Electrical Engineering from the University of British Columbia. From 1993 to 1996, Mr. Lakhani was Vice President of Electronic Cottage International Inc. During this period he developed a News Archival and Retrieval system as well as the Internet-based U.S. Senate Proceedings Multimedia Archiving and Retrieval system. As President of Orion Technologies Inc. he directed the development of a secure network for electronic commerce and banking for 79 banks in 33 countries in Asia Pacific.
In addition, Mr. Lakhani has marketed technologies to giants such as McDonnel Douglas, Groupe Videotron, Raytheon, and Samsung. Recognized within the industry as one of the foremost minds in the fields of interactivity and multimedia, Mr. Lakhani provides ingenuity and innovation in creating new
Aii technologies.

Brandon Douglas, Director

     Brandon Douglas, age 49. Mr. Douglas is an attorney resident in the State of Florida. He has been, for over five years, associated with the firm of Vernis Bowling P.A. in Fort Lauderdale, Florida.

(b)  Certain Relationships and Related Transactions

     Other than as set forth below, there are no relationships, transactions, or proposed transactions to which the Company was or is to be a party, in which any of the named persons set forth previously had or is to have a direct or indirect material interest.

(1)  Other Business Activities

     Certain of the officers and directors of the Company are engaged in other businesses, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on a board of directors. As a result, certain conflicts of interest may arise between the Company and its officers and directors. The Company will attempt to resolve such conflicts of interest in favor of the Company. The officers and directors of the Company are accountable to it and its shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling the Company's affairs. A shareholder may be able to institute legal action on behalf of the Company or on behalf of itself and other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts is in any manner prejudicial to the Company.

(c)   Compliance with Section 16(a) of the Exchange Act.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons holding 10% or more of the Company's common stock to file reports regarding their ownership and regarding their acquisitions and dispositions of the Company's common stock with the Securities and Exchange Commission. The Company is unaware that any required reports were not timely filed.

(d)   Committees of the Board of Directors.

     The Company does not currently have standing audit, nominating, and compensation committees.

     However, the Company anticipates that the Securities Exchange Commission and / or the NASD may, upon implementation of proposed BBX Exchange rules, require the Company, which commenced trading on the NASD's OTCBB on March 14, 2003, to have a standing audit committee. Depending upon the final BBX Exchange rules adopted and the continuing development of SEC rules relating to financial statement and corporate accountability, together with SEC implementation of the Sarbanes-Oxley Act, the Company may be required to have additional independent directors and, possibly, independent directors with some level of financial and accounting expertise.

     In the event that the Company is required to have such additional directors, additional directors may be elected at the Meeting or at some subsequent time in an effort to meet evolving regulatory requirements.

(e)   Meetings of the Board of Directors.

     During the last fiscal year (ended December 31, 2002), the total number of meetings of the Board of Directors which were held is two. None of the incumbent directors of the Company attended less than 75 percent of the total meetings.

                     EXECUTIVE COMPENSATION

(a) None of the officers and directors compensation exceeded $100,000 for the last fiscal year (12 months ending December 31, 2002). All officers and directors will be reimbursed for expenses incurred on behalf of the Company including director expenses pertaining to attendance at meetings. It is anticipated that additional management will be hired as the Company develops and revenue is generated. The salaries paid to new employees will be consistent with the salaries of others in similar positions in the industry.


                        Summary Compensation Table (6)
-------------------------------------------------------------------------------
                   Annual Compensation         Long-term compensation
-------------------------------------------------------------------------------
                                                   Awards         Payouts
-------------------------------------------------------------------------------
                                     Other     Restr-   Securities         All
                                     annual    icted    underlying  LTIP  other
Name                                 Compen-   Stock    options/    pay   compen
Principal            Salary   Bonus  sation    award(s) SARs        outs  sation
Position      Year     ($)     ($)    ($)        #       $           $      $
--------------------------------------------------------------------------------
   (a)        (b)      (c)     (d)    (e)       (f)     (g)         (h)    (i)
--------------------------------------------------------------------------------

Michael       2001       0      0     (1)        0       0           0      0
Dearden,      2002       0      0   18,515(2)    0       0           0      0
President&
Director

Griffin       2001       0      0   11,050       0       0           0      0
Jones,        2002       0      0   35,164(3)    0       0           0      0
Secretary,
Treasurer&
Director

Patrick       2001  40,000      0        0       0       0           0      0
Fitzsimmons   2002  33,660      0       (4)      0       0           0      0
Director

GregProtti    2001       0      0        0       0       0           0      0
Director      2002       0      0        0       0       0           0      0
2002

Karim         2001       0      0        0       0       0           0      0
Lakhani       2002       0      0        0       0       0           0      0
Director
-----------------------------------------------------------------------------

(1) Michael Dearden received $18,515 in consulting fees, paid to him personally and to a company which he owns, Streamline Investments, Inc. in the fiscal year ended December 31, 2002.
(2)   See 1 above.
(3) Griffin Jones received $35,164 in consulting fees in the fiscal year ended December 31, 2002. He received a total of $11,050 in compensation in the fiscal year ended December 31, 2001.
(4) Patrick Fitzsimmons received $33,660 in marketing fees / salary from the Company in the fiscal year ended December 31, 2002.
(5) Greg Protti received $21,775 in salary in the fiscal year ended December 31, 2002. He received no salary or other compensation in the fiscal year ended December 31, 2001.
(6) Stephen Owst, an officer of the Company, received $10,431 in the fiscal year ended December 31, 2002. He is not a senior officer of the Company and, as a result, is not included in the table above but his compensation was included in Note 6 to the December 31, 2002 financial statements enclosed herewith.

     Alternet, at its annual meeting of shareholders held on December 20, 2001, adopted a Stock Option Plan which would permit Alternet to grant up to 1,000,000 incentive stock options. This Stock Option Plan was approved by shareholders. No stock options have yet been granted under this Stock Option Plan nor has it been filed with the SEC using the S8 Registration Statement procedure. However, some or all of the persons named above may be granted stock options in the future and the Stock Option Plan may be filed using the S8 Registration Statement procedure.


Equity Compensation Plan Information
----------------------------------------------------------------------------
                         Number of          Weighted
                         Securities         average
                         to be issued       exercise
                         Upon               price of        Number of
                         exercise of        outstanding     Securities
                         outstanding        options         remaining
                         options,           warrants        available
Plan                     warrants           and             for future
category                 and rights         rights          issuance
----------------------------------------------------------------------------
Stock Option              200,000            $0.50           800,000
Incentive Plan (1)                                           Common Shares
(1,000,000 common
Shares authorized
for issuance)

Stock Retainer Plan     5,000,000            $0.10          5,000,000
for Employees,
Officers, Directors
and Consultants
---------------------------------------------------------------------------
Total                   5,200,000            $0.20          5,800,000
                                                            Common Shares
---------------------------------------------------------------------------

(1) The Stock Option Incentive Plan will be filed by way of S8 Registration Statement with the SEC on or before April 30, 2003.

(2) The Stock Retainer Plan for Employees, Officers, Directors and Consultants will be filed by way of S8 Registration Statement with the SEC on or before April 30, 2003.

As of December 31, 2001, certain directors had provided cash loans to, or incurred expenses on behalf of, the Company totaling $33,486. This amount decreased (with the partial reimbursement of expenses and repayment of loans) to $12,782 as of December 31, 2002. These amounts due from related parties are non-interest bearing and have no specific terms of repayment.

A director of AI Systems Group Inc. received $32,607 in marketing fees in the year ended December 31, 2001 (the director was Patrick Fitzsimmons and the $32,607 is included in the $40,000 figure given in the Summary Compensation Table above).

Other than as stated below, there is no known relationship between any of the Directors and Control persons with major clients or providers of essential products and technology, nor are there any other known related transactions except as disclosed otherwise in this registration statement.

Karim Lakhani is Director and President of Advanced Interactive Inc. and Director of Advanced Interactive Canada Inc., corporations which own a total of 3,000,000 shares of common stock (approximately 21% of the issued and outstanding shares of common stock) of Alternet. These corporations are also party to the License Agreement and its amendments. As of August 10, 2002 AII was owed $80,000 in arrears license payments by the Company which was debt settled by the issuance to AII of 228,571 shares of common stock of the Company.

     (b) A total of 200,000 incentive stock options have been granted to date under the terms of the Stock Option Incentive Plan.

     (c) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

INDEPENDENT PUBLIC ACCOUNTANTS

(a)  Ratification of Accountants.

     LaBonte & Company of Vancouver, British Columbia issued the report for the Company's audited financial statements for the fiscal year ended December 31, 2002. The Board of Directors has approved by resolution a proposal to retain LaBonte & Company for the fiscal year that commenced on January 1, 2003. The Board of Directors of the Company recommends a vote FOR the retention of LaBonte & Company for the current fiscal year.

     Representatives of LaBonte & Company are not expected to be present at the Annual Meeting. However, such representatives will be available by telephone to respond to appropriate questions at the meeting.

OTHER BUSINESS

     As of the date of this proxy statement, the Company knows of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by the shareholders, proxies in the enclosed forms returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.


By order of the Board of Directors
April 28, 2003

/s/ Michael Dearden

Michael Dearden, President

                                   P R O X Y
                             SCHOOLWEB SYSTEMS INC.
Annual Meeting of Shareholders To Be Held Monday, May 12, 2003 at 10:00am

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Michael Dearden as proxy of the undersigned, with full power of substitution, and hereby authorizes him to represent and to vote at the Annual Meeting of Shareholder of Alternet Systems, Inc. (the "Company") to be held on May 12, 2003, as designated below, all of the common stock of the Company held of record by the undersigned on April 28, 2002 at Suite 610 - 815 West Hastings Street, Vancouver, BC, V6T 2B4, at 10:00am for matters that properly may come before the meeting or any adjournment thereof.

1.     ELECTION OF DIRECTORS (circle one):

FOR                                       WITHHOLD AUTHORITY
all nominees listed below                 to vote for all nominees listed below

Michael Dearden
Griffin Jones
Pat Fitzsimmons
Greg Protti
Karim Lakhani
Brandon Douglas

2. TO APPROVE THE SELECTION OF LABONTE & COMPANY AS THE COMPANY'S INDEPENDENT ACCOUNTING FIRM FOR THE CURRENT FISCAL YEAR (circle one).

      FOR                  AGAINST                 ABSTAIN

3. TO APPROVE THE COMPANY'S NAME CHANGE TO "ALTERNET SYSTEMS INC." (circle one).

      FOR                  AGAINST                ABSTAIN

This proxy will be voted as specified.  IF NO SPECIFICATION IS GIVEN, THIS
PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH ABOVE. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Alternet Systems, Inc. to be held on May 12, 2003 and the Proxy Statement of such meeting.

Dated:  _________________, 2003          ____________________________________
                                         (Print Name of Shareholder)


                                          ____________________________________
                                         (Signature of Shareholder)

Note:    Please sign exactly as name appears on stock certificate (as indicated
on reverse side). All joint owners should sign. When signing as personal representative, executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporation name by President or other authorized person. If a partnership, please sign in partnership name by a partner.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
